                                                                Exhibit 99(b)(2)


                                   $20,000,000

                              COMFORCE Corporation
                            20,000 Units Representing
                       $20,000,000 Principal Amount of 15%
                     Senior Secured PIK Debentures due 2009
          with 8.45 Warrants, each to Purchase 1 Share of Common Stock


                               PURCHASE AGREEMENT


November 19, 1997

                              COMFORCE CORPORATION


                            20,000 Units Representing
                       $20,000,000 Principal Amount of 15%
                     Senior Secured PIK Debentures due 2009
          with 8.45 Warrants, each to Purchase 1 Share of Common Stock

                               PURCHASE AGREEMENT

                                                      November 19, 1997

Natwest Capital Markets Limited
135 Bishopsgate
London, EC2M 3XT
England

Ladies and Gentlemen:

     COMFORCE Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

     1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser 20,000 Units (the "Units") representing $20,000,000 principal amount of 15% Senior Secured PIK Debentures due 2009 (the "Debentures") with 8.45 Warrants (the "Warrants"), each to purchase 1 share of common stock of the Company, par value $0.01 per share (the "Common Stock"), to be issued upon exercise of the Warrants (the "Warrant Shares") representing one percent of the outstanding Common Stock on a fully diluted basis. The Units, the Debentures and the Warrants are referred to herein collectively as the "Securities". The Units are to be issued under a Unit Agreement (as defined below), the Debentures are to be issued under an indenture (the "Indenture") to be dated as of November 26, 1997 by and among the Company and Bank of New York, as trustee (the "Trustee"), and the Warrants are to be issued under a Warrant Agreement (as defined below).

     The Units will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated November 1, 1997 (the "Preliminary Memorandum") and will prepare a final offering memorandum dated November 19, 1997 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as the "Memorandum") setting forth or including a description of the terms of the Units, the Debentures, the Warrants and the Warrant Shares, the terms of the offering of the

Units, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

     The Company and the Initial Purchaser will enter into a Registration Rights Agreement (the "Registration Rights Agreement") prior to or concurrently with the issuance of the Debentures. Pursuant to the Registration Rights Agreement, under the circumstances and the terms set forth therein, the Company will agree to file with the Securities and Exchange Commission (the "Commission"): (i) a registration statement on Form S-4 (the "Exchange Offer Registration Statement") relating to a registered Exchange Offer (as defined in the Registration Rights Agreement) for the Debentures under the Act to offer to the holders of the Debentures the opportunity to exchange their Debentures for an issue of debentures substantially identical to the Debentures (except that (a) interest thereon will accrue from the last date on which interest was paid on the Debentures, or if no such interest has been paid, from November 26, 1997, (b) such Debentures will not contain restrictions on transfer, and (c) such Debentures will not contain provisions relating to an increase in their interest rate under certain circumstances) that would be registered under the Act (the "Exchange Notes"); or (ii) alternatively, in the event that applicable interpretations of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Debentures to participate in the Exchange Offer, a shelf registration statement (the "Shelf Registration Statement") to cover resales of Debentures by such holders who satisfy certain conditions relating to, including the provision of information in connection with the Shelf Registration Statement.

     The Company also will enter into (i) a registration rights agreement with respect to the Warrant Shares, whereby the Company will agree to file a shelf registration statement covering resales of the Warrant Shares (the "Warrant Registration Rights Agreement"), (ii) a Unit Agreement (the "Unit Agreement") and (iii) a Warrant Agreement (the "Warrant Agreement"), in each case with The Bank of New York, as Unit Agent (the "Unit Agent") and The Bank of New York, as Warrant Agent (the "Warrant Agent"), as the case may be, prior to, or concurrently with, the issuance of the Units.

     2. Representations and Warranties. Each of the Company and the Subsidiaries (as defined) represents and warrants to, and agrees with the Initial Purchaser that:

     (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto. The Final Memorandum conforms in all material respects to the requirements of the Act and the rules and regulations promulgated thereunder, as if it was a prospectus filed as part of a registration statement on Form S-3 relating to the Securities.

     (b) As of the Closing Date, the Company will have the capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as disclosed in the Final Memorandum, there are no (i) options, warrants or other rights to purchase from the Company, (ii) agreements or other obligations of the Company to issue or
(iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company outstanding. The entities listed on Schedule 2 hereto are the only subsidiaries, direct or indirect of the Company (collectively, the "Subsidiaries"). Except as disclosed on Schedule 2 or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture, limited liability company or other entity.

     (c) The Company and each of the Subsidiaries has been duly incorporated, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

     (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Debentures. The Debentures have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, when delivered to the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (e) The Company has all requisite power and authority to execute, deliver and perform its obligations under the Exchange Debentures and the Private Exchange Debentures (as defined in the Registration Rights Agreement). The Exchange Debentures and the Private Exchange Debentures have been duly and validly authorized by the Company and, when the Exchange Debentures or the Private Exchange Debentures have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and will be enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of any court before which any proceeding therefor may be brought.

     (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement, Warrant Registration Rights Agreement, the Unit Agreement and the Warrant Agreement. Each of such agreements has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Pledge Agreement, to be dated the Closing Date, whereby the Company will pledge all of its Pledged Stock (as defined in such agreement) to The Bank of New York, in its capacity as collateral agent (the "Collateral Agent") for the benefit of the holders of the Debentures (the "Pledge Agreement"). The Pledge Agreement has been duly and validly authorized by the Company and, when the Pledge Agreement has been duly executed and delivered by the Company will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of any court before which any proceeding therefor may be brought.

     (i) The Units have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (j) The Warrants have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of this Agreement and the Warrant Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (k) The Warrant Shares have been duly and validly authorized and validly reserved for issuance and when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, nonassessable and free of preemptive rights.

     (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized and has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchaser) constitutes a valid legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating the creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (m) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement, the Pledge Agreement and the Indenture by the Company or the consummation by the Company of the transactions contemplated hereby and thereby that are to be completed on or before the Closing Date, except such as have been obtained or disclosed in the Final Memorandum and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Units by the Initial Purchaser. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document),
(ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (iii) in breach of or in default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts") except such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

     (n) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement, the Pledge Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, and the retention by the Company of NatWest Capital Markets Limited ("NatWest") pursuant to those certain letter agreements (including the engagement and indemnity letter agreements) dated as of ________, 1997 (collectively, the "NatWest Engagement Letter") and NatWest's acting as contemplated hereby and thereby, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract except such conflicts, breaches, defaults or violations, that would not, individually or in the aggregate, have a Material Adverse Effect (ii) the certificate of incorporation or by-laws (or similar organizational document) of the Company or any of the Subsidiaries, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets except such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     (o) The audited consolidated financial statements of the Company, the Subsidiaries and Uniforce Services, Inc. and its subsidiaries included in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Each of Coopers & Lybrand LLP and KPMG Peat Marwick LLP is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

     (p) Except as noted in the Memorandum, the pro forma financial information included in the Preliminary Memorandum and the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Preliminary Memorandum and the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     (q) There is not pending or, to the knowledge of the Company and the Subsidiaries, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Units to be sold hereunder or the consummation of the other transactions described in the Preliminary Memorandum and the Final Memorandum.

     (r) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Preliminary Memorandum and the Final Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

     (s) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Preliminary Memorandum and the Final Memorandum (collectively, the "Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such revocation, termination or impairment would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

     (t) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described in the Final Memorandum, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or Contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or Contracts could, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Change"), (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) other than as described in the Final Memorandum, there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries which could, individually or in the aggregate, constitute a Material Change.

     (u) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, either individually or taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

     (v) Each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and, other than tax deficiencies which the Company or any Subsidiary is contesting in good faith, and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries.

     (w) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which are reliable and accurate.

     (x) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

     (y) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Preliminary Memorandum and the Final Memorandum as being owned by it and good and marketable title to any leasehold estate in the real and personal property described in the Preliminary Memorandum and the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Preliminary Memorandum and the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All Contracts to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

     (z) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Preliminary Memorandum and the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Preliminary Memorandum and the Final Memorandum.

     (aa) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

     For purposes of this Agreement, "Environmental Laws" means the common law and all applicable foreign and federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, law relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

     (bb) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

     (cc) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties. Neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

     (dd) None of the Company or the Subsidiaries has any material liability for any prohibited transaction (within the meaning of Section 4975(c) of the Code or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of

ERISA) with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

     (ee) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (ff) None of the Company or the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     (gg) The Debentures, the Exchange Debentures, the Indenture, the Warrant Registration Rights Agreement, the Units, the Unit Agreement, the Warrant Agreement, the Warrants, the Warrant Shares and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

     (hh) No holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement or the Warrant Registration Rights Agreement other than as expressly permitted thereby.

     (ii) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is currently or proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or otherwise become due or (c) otherwise insolvent.

     (jj) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the

Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. The Company has not distributed and will not distribute any offering material in connection with the offering of the Securities other than the Final Memorandum and any Preliminary Memorandum. No securities of the same class as the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

     (kk) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

     (ll) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A as promulgated under the Act ("Rule 144A")) as any of the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

     (mm) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the any of the Securities.

     (nn) None of the Company or the Subsidiaries, or any person acting on any of their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Company and its respective Affiliates and any person acting on any of their behalf (other than the Initial Purchaser or any Affiliate of the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

     (oo) Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser to Rule 144A(d)(4) under the Act.

     (pp) The Units, the Debentures and the Warrants satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

     (qq) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of its Subsidiaries has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) violated or is in violation of the Foreign Corrupt Practices Act of 1977, (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (v) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries.

     (rr) Except as disclosed in any Memorandum, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any of the members of the families of any of them.

     (ss) Neither the Company nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

     (tt) None of the Company or the Subsidiaries has engaged or retained any person, other than NatWest as the Initial Purchaser, to act as a financial advisor, underwriter or placement agent in connection with the issuance of the Units and, except for the fees and expenses payable to Unterburg, Towbin, L.P., as the Company's financial advisor in connection with the Uniforce Acquisition and fees and expenses payable in connection with the issuance of the Units as described in the Final Memorandum, no person has the right to receive a material amount of financial advisory, underwriting, placement, finder's or similar fees in connection with, or as a result of, the issuance of the Units and the purchase of the Units by the Initial Purchaser or the consummation of the other transactions contemplated hereby.

     (uu) Each of the Company and COMFORCE Columbus, Inc. has all requisite corporate power and authority to execute, deliver and perform its obligations under that certain Agreement and Plan of Merger dated as of August 13, 1997, by and among COMFORCE Corporation, COMFORCE Columbus, Inc. and Uniforce Services, Inc. (the "Merger Agreement"). The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and COMFORCE Columbus, Inc. and constitutes a valid and legally binding agreement of each of the Company and COMFORCE Columbus, Inc., enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) to general principles of equity and the discretion of any court before which any proceeding therefor may be brought.

     (vv) On the Closing Date, the Company and COMFORCE Columbus, Inc. shall have consummated its offer to purchase the Common Stock, par value $0.50 per share of Uniforce Services, Inc. (the "Offer") pursuant to its tender offer statement on Schedule 14D-1 as filed with the Commission on October 27, 1997 and such offer, and the consummation thereof shall have complied in all material respects with all applicable laws, including, without limitation, the Exchange Act and the rules and regulations promulgated thereunder.

     Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to the Initial Purchaser as to the matters covered thereby.

     3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company the number of Units set forth opposite its name on
Schedule 1 hereto at a price of $960 per Unit. One or more certificates in definitive form for the Units that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Units shall be made at the offices of White & Case, 1155 Avenue of the Americas, New York, New York at 10:00 A.M., New York time, on November 26, 1997, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Units available for inspection and packaging by the Initial Purchaser at such place as designated by the Initial Purchaser at least 24 hours prior to the Closing Date.

     4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Units at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

     5. Covenants of the Company and the Subsidiaries. The Company covenants and agrees with the Initial Purchaser that:

     (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto unless the Initial Purchaser shall previously have been advised and furnished a copy of such amendment or supplement for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall have consented. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

     (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of the Company or any Subsidiary shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

     (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Securities, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would, in the judgment of the Company or in the reasonable opinion of your counsel include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

     (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

     (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

     (f) The Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee, the holders of the Debentures, the Unit Agent, the Warrant Agent, the holders of the Warrants or the holders of Warrant Shares and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

     (g) Prior to the Closing Date, the Company and the Subsidiaries will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company and the Subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

     (h) None of the Company, the Subsidiaries or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of any of the Securities in a manner which would require the registration under the Act of any of the Securities.

     (i) None of the Company or the Subsidiaries will engage in any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the Act) in connection with the offering of the Units or in any manner involving a public offering of the Units within the meaning of
Section 4(2) of the Act.

     (j) None of the Company, the Subsidiaries or their Affiliates nor any person acting on its or their behalf will engage, in any directed selling efforts (as that term is defined in Regulation S) with respect to the Units, and will comply, and will have its Affiliates and each person acting on its or their behalf comply, with the offering restrictions requirements of Regulation S.

     (k) For so long as any of the Securities remain outstanding, the Company and the Subsidiaries will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company and the Subsidiaries are then subject to Section 13 or 15(d) of the Exchange Act.

     (l) For a period of 180 days from the date of the Final Memorandum, the Company and the Subsidiaries will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Debentures, the Exchange Debentures or the Private Exchange Debentures, the Notes, the Exchange Notes or the Private Exchange Notes) without the prior written consent of the Initial Purchaser;

     (m) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, the Company and the Subsidiaries will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

     (n) In connection with the offering of the Securities, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Securities, the Company and the Subsidiaries will not, and will cause their affiliated purchasers (as defined under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities, and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

     (o) The Company and the Subsidiaries will not take any action prior to the execution and delivery of the Indenture, the Warrant Agreement, the Pledge Agreement or the Unit Agreement which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture, the Warrant Agreement, the Pledge Agreement or the Unit Agreement;

     (p) The Company and the Subsidiaries will not take any action prior to Closing Date which would require the Final Memorandum to be amended or supplemented pursuant to Section 5(c);

     (q) Prior to the Closing Date, the Company and the Subsidiaries will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchaser is notified), without the prior written consent of the Initial Purchaser, unless in the judgment of the Company and its counsel, after notification to the Initial Purchasers, such press release or communication is required by law; and

     (r) The Company will use its best efforts to (i) permit the Units, Debentures and Warrants to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Units, Debentures and Warrants to be eligible for clearance and settlement through the Depository Trust Company.

     6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Units, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) the Company's expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee, the Unit Agent, the Collateral Agent and the Warrant Agent (including fees and expenses of counsel), (viii) all expenses and listing fees incurred in connection with the application for quotation of any of the Securities on the PORTAL Market, (ix) any fees charged by investment rating agencies for the rating of the Debentures, and (x) all expenses incurred in connection with the application for quotation of the Securities for book-entry transfer by DTC. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in
Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including all fees, disbursements and charges of White & Case, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Units.

     7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Units shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

     (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Doepken, Keevican &

Weiss, counsel for the Company in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

          (i) Each of the Company and the material Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. Each of the Company and the material Subsidiaries is duly qualified as a foreign corporation and is in good standing in the jurisdictions set forth below such Subsidiaries' name on Schedule A attached to such opinion.

          (ii) The Company has the authorized and issued capital stock set forth in the Final Memorandum. To the knowledge of Doepken, Keevican & Weiss, the Subsidiaries constitute all the subsidiaries of the Company and the Company will own the percentage of the issued and outstanding stock (or other equity securities of each of the Subsidiaries set forth on Schedule 2 hereto). All of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all security interests perfected, or otherwise, and free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability or voting in each case other than a pledge of each of the shares of each of the Subsidiaries of COMFORCE Operating, Inc. pursuant to the provisions of the New Credit Facilty.

          (iii) Except as set forth in the Final Memorandum, (A) to the knowledge of such counsel no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding, (B) no agreements or other obligations of the Company or any Subsidiary to issue, or other rights to cause the Company or any Subsidiary to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding and
     (C) no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under a registration statement filed by the Company and the Subsidiaries pursuant to the Registration Rights Agreement.

          (iv) The Company has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement, the Indenture, the Debentures, the Exchange Debentures and the Private Exchange Debentures; the Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (v) The Global Debenture (as such term is defined in the Indenture) is, and each other Debenture, when issued, will be, in the form contemplated by the Indenture. The Global Debenture and each other Debenture has been duly and validly authorized by the Company and when duly executed and delivered by the Company and, in the case of the Global Debenture, when paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Debentures by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (vi) The Exchange Debentures and the Private Exchange Debentures have been duly and validly authorized by the Company, and when the Exchange Debentures and the Private Exchange Debentures have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Debentures and the Private Exchange Debentures by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement and the Warrant Agreement. Each of such agreements has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchaser), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. No holder of securities of the Company nor COMFORCE Operating, Inc., nor any of the Subsidiaries will be entitled to have such securities registered under the registration statement required to be filed pursuant to the Registration Rights Agreement.

          (viii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Pledge Agreement, dated the Closing Date, whereby the Company pledges all of its Pledged Stock to the Collateral Agent for the benefit of the holders of the Debentures. The Pledge Agreement has been duly and validly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (ix) The Units have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (x) The Warrants have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (xi) The Warrant Shares have been duly and validly authorized and validly reserved for issuance, and when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, nonassessable and free of preemptive rights.

          (xii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly and validly authorized, duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchaser) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be bought.

          (xiii) The Indenture, the Debentures (when issued, authorized and delivered), the Exchange Debentures (when issued, authorized and delivered), the Private Exchange Debentures (if and when issued, authorized and delivered), the Units, the Warrants, the Warrant Shares, the Unit Agreement, the Registration Rights Agreement and the Warrant Registration Rights Agreement conform (or will conform) in all material respects to the descriptions thereof contained in the Final Memorandum and the Statements in the Final Memorandum under "Description of Debentures", and "Debentures Exchange Offer and Registration Rights" "Description of Units", "Description of Warrants" and "Description of Capital Stock" insofar as they describe the provisions of the documents and instruments therein described, constitute fair summaries thereof in all material respects.

          (xiv) No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of the Company is a party or to which the property or assets of the Company is subject before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (xv) None of the Company or any material Subsidiary is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document) or (ii) to the knowledge of such counsel, in breach or violation of any judgment, decree or order of any court, arbitrator or governmental body, agency or authority applicable to any of them or any of their respective properties or assets.

          (xvi) The execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement, the Pledge Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Units to the Initial Purchaser) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any material Subsidiary, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in
     Section 8 hereof) any statute, judgment, decree, order, rule or regulation which, in such counsel's experience, is normally applicable both to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Final Memorandum.

          (xvii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company or any Subsidiary of the Units to the Initial Purchaser or the other transactions contemplated hereby, except such as are disclosed in the Final Memorandum or as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

          (xviii) There are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (xix) The Company and each of the Subsidiaries possesses all Permits presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as described in the Preliminary Memorandum and the Final Memorandum, except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries, to the knowledge of Doepken, Keevican & Weiss, has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such revocation, termination or impairment would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of Doepken, Keevican & Weiss, none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (xx) Based on lien searches performed with respect to the Company and the subsidiaries, the real and personal property of the Company described in the Preliminary Memorandum and the Final Memorandum is free and clear of all liens, charges, encumbrances or restrictions, except as described in the Preliminary Memorandum and the Final Memorandum or to the extent that the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

          (xxi) None of the Company or the Subsidiaries is, or immediately after the sale of the Units to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xxii) The Units, the Debentures and the Warrants satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (xxiii) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or accredited investors as defined in Rule 501(a)
     (1), (2), (3) or (7) promulgated under the Act ("Accredited Investors"),
     (ii) the accuracy of the Initial Purchaser's representations in Section 8 hereof and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchaser and the initial resale thereof and
     (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 8 hereof.

          (xxiv) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (xxv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (xxvi) Assuming (i) continued possession by the Collateral Agent of certificates representing the Pledged Stock in the State of New York, (ii) that the Collateral Agent has taken delivery of the Pledged Stock in good faith and (iii) that neither the Collateral Agent nor the Initial Purchaser has notice, prior to or on the date of the delivery of the Pledged Stock, of an adverse claim within the meaning of the Uniform Commercial Code of the State of New York (the "NY UCC"), the Pledge Agreement creates a perfected security interest in the Pledged Stock in favor of the Collateral Agent which security interest has priority over all other Liens, except that priority may be subject to claims or liens in favor of the United States of America, any State of the United States of America or any agency, instrumentality or political subdivision of either of the foregoing.

     At the time the foregoing opinion is delivered, Doepken, Keevican & Weiss shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants for the Company, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). In rendering such opinion, Doepken, Keevican & Weiss shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass on such matters. The opinion of Doepken, Keevican & Weiss described in this Section shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein. If requested by the Trustee, the Unit Agent, the Warrant Agent or the Collateral Agent, Doepken, Keevican & Weiss shall allow any or all of such Persons to rely on its opinion and shall expressly so state.

     References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

     (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of White & Case, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, White & Case shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

     (c) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of counsel to the Trustee, in form and substance satisfactory for counsel to the Initial Purchaser, dated the Closing Date, substantially to the effect that:

          (i) The Bank of New York is a trust company validly existing and in good standing under the laws of the State of New York.

          (ii) The Bank of New York has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by The Bank of New York and will constitute a valid and legally binding agreement of The Bank of New York, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws applicable to trust companies established in the State of New York now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (iii) The Units, the Debentures and the Warrants delivered to the Initial Purchasers on the Closing Date have been duly authenticated by the Trustee in accordance with the terms of the Indenture.

          (iv) The execution, delivery and performance by the Trustee of the Indenture does not and will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and trust activities of the Trustee.

     (d) The Initial Purchaser shall have received from each of Coopers & Lybrand LLP, KPMG Peat Marwick LLP and Arthur Andersen LLP comfort letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchaser.

     (e) On the Closing Date, the Initial Purchaser shall have received the Indenture, the Pledge Agreement, the Unit Agreement, the Warrant Agreement and the Warrant Registration Rights Agreement, duly authorized, executed and delivered by each of the parties thereto, in form and substance satisfactory to counsel for the Initial Purchaser, and containing such terms and conditions that are usual and customary in transactions similar to those contemplated hereby and thereby, dated the Closing Date and each such agreement shall be in full force and effect according to its terms.

     (f) The Initial Purchaser shall have received good standing certificates for the Company and each of the Subsidiaries from their respective states of incorporation and from each of the respective jurisdictions where each of them is qualified to do business as a foreign corporation, in each case in form and substance satisfactory to counsel for the Initial Purchaser.

     (g) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

     (h) The sale of the Units, the Debentures and the Warrants hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

     (i) The Units, the Debentures and the Warrants shall have been approved by the NASD for trading in the PORTAL Market.

     (j) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Securities as contemplated hereby.

     (k) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Subsidiaries, taken as a whole, from that set forth in the Final Memorandum that constitutes a Material Adverse Effect and that makes it, in the Initial Purchaser's judgment, impracticable to market Units on the terms and in the manner contemplated in the Final Memorandum.

     (l) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

     (m) No securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

     (n) The Initial Purchaser shall have received certificates of the Company, dated the Closing Date, signed by their respective Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

          (i) The representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

          (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

          (iii) The sale of the Units hereunder has not been enjoined (temporarily or permanently); and

          (iv) such other information as the Initial Purchaser may reasonably request.

     (n) On the Closing Date, the Initial Purchaser shall have received all of the certificates evidencing the Pledged Stock pledged under the Pledge Agreement, together with executed and undated stock powers.

     (o) COMFORCE Columbus, Inc.'s tender offer for any and all outstanding shares of Uniforce Services, Inc. the ("Uniforce Tender Offer") shall have expired without the waiver of any material condition to the consummation thereof set forth in COMFORCE Columbus Inc.'s Offer to Purchase, as amended through the date hereof, and COMFORCE Columbus, Inc. shall have accepted for payment an amount of shares of the common stock of Uniforce Services, Inc. equal to no less than two thirds of all such shares issued and outstanding.

     (p) The Initial Purchaser shall have received a certificate from the corporate secretary of the Company, dated the Closing Date, attaching certified copies of (i) all resolutions of the Board of Directors of the Company authorizing (a) the transactions contemplated by this Agreement and (b) the Merger Agreement, including, without limitation, approving the offering of the Securities, the entering into this Agreement, the Indenture and the Registration Rights Agreement, (ii) the certificate of incorporation and by-laws of the Company, (iii) the Merger Agreement, and (iv) certifying the names and true signatures of those officers of the Company executing any documents contemplated by this Agreement.

     (q) The offering of 12% Senior Notes due 2007 of COMFORCE Operating, Inc., in the sole judgment of the Initial Purchaser, shall have been consummated as described in the Final Memorandum.

     (r) On or prior to the Closing Date, COMFORCE Operating, Inc. shall have entered into a Credit Agreement, to be dated as of November 26, 1997, among COMFORCE Operating, Inc.,, Heller Financial, Inc., and any other financial institutions from time to time party thereto (the "Heller Facility") which, in the sole judgment of the Initial Purchaser, shall have been entered into on substantially the terms described in the Offering Memorandum.

     On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company and the Subsidiaries.

     All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company and the Subsidiaries shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

     8. Offering of Units; Restrictions on Transfer. The Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States,
(x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

     The Initial Purchaser represents and warrants that it is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units. The Initial Purchaser agrees to comply with the applicable provisions of Rule 144A and Regulation S under the Act. The Initial Purchaser hereby acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7(a) hereof, counsel to the Company will rely upon the accuracy and truth of the representations contained in this Section 8 and the Initial Purchaser hereby consents to such reliance.

     9. Indemnification and Contribution. (a) The Company and the Subsidiaries jointly and severally agree to indemnify and hold harmless the Initial Purchaser and its respective affiliates, directors, officers, agents, representatives general partners and employees of such Initial Purchaser or its affiliates, and each other person, if any, who controls the Initial Purchaser or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the full extent lawful against any losses, claims, damages, expenses or liabilities (or action in respect thereof, including, without, limitation, shareholder derivative actions and arbitration proceedings) to which the Initial Purchaser or such other person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or the Subsidiaries or based upon written information furnished by or on behalf of the Company or the Subsidiaries filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application");

          (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

          (iii) any breach of any of the representations and warranties of the Company and the Subsidiaries set forth in this Agreement or the Registration Rights Agreement, and will reimburse, as incurred, the Initial Purchaser and each such other person for any legal or other expenses incurred by the Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and the Subsidiaries will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liabilities or obligations that the Company and the Subsidiaries may otherwise have to the indemnified parties, including without limitation the indemnification obligations of the Company pursuant to the NatWest Engagement. The Company and the Subsidiaries shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior consent, which shall not be unreasonably withheld.

     (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, their directors, their officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to the Company or the Subsidiaries by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without their written consent, which shall not be unreasonably withheld. The Company and the Subsidiaries shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or either the Company or any of the Subsidiaries in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

     (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Units or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of commissions and before deducting expenses) received by the Company and the Subsidiaries bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company or the Subsidiaries within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of their respective officers or directors, the Initial Purchaser or any other person referred to in Section 9 hereof and (ii) delivery of and payment for the Units. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing any of the following shall have occurred:

          (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference has had, has or could be reasonably likely to have a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) there shall have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Subsidiaries, taken as a whole, from that set forth in the Final Memorandum that is material and adverse and that makes it, in the Initial Purchaser's judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

          (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc. or the setting of minimum prices for trading on such exchange or market shall have occurred or trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

          (iv) a banking moratorium shall have been declared by New York or United States authorities;

          (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) any material change in the financial markets of the United States or (D) any other national or international calamity or emergency which, in the case of (A), (B), (C) or (D) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units as contemplated by the Final Memorandum;

          (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in has a material adverse effect on the financial markets in the United States, and would, in the sole judgment of the Initial Purchaser, make it impracticable or inadvisable to market the Units;

          (vii) the proposal, enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the sole judgment of the Initial Purchaser, would have a Material Adverse Effect;

          (viii) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (ix) the Uniforce Tender Offer shall not have been consummated within ten days of the date hereof.

          (x) it shall have become impracticable, in the sole judgment of the Initial Purchaser, to consummate the offering of 12% Senior Notes due 2007, as described in the Final Memorandum.

          (xi) it shall have become impracticable, in the sole judgment of the Initial Purchaser, for COMFORCE Operating, Inc. to enter into the Heller Facility described in the Final Memorandum.

     (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 6 and 10 hereof.

     12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the cover page of the Final Memorandum, the sixth through ninth paragraphs under the heading "Note Plan of Distribution" and the fifth through eighth paragraphs under the heading "Units Plan of Distribution," in the Final Memorandum (to the extent any such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9 hereof.

     13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to (i) NatWest Capital Markets Limited, 135 Bishopgate, London, England, Attention: Roger Hoit; with a copy to White & Case, 1155 Avenue of the Americas, New York, NY 10036,
Attention: Timothy B. Goodell, Esq.; if sent to the Company, shall be mailed or delivered to the Company at 2001 Marcus Avenue, Lake Success, New York 11042,
Attention: Paul Grillo with a copy to Doepken, Keevican & Weiss, 58th Floor, USX Tower, Pittsburgh, Pennsylvania 15219 Attention: David G. Edwards, Esq.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

     14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiaries contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and officers and any person or persons who control the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Units, Debentures or Warrants from the Initial Purchaser will be deemed a successor because of such purchase.

     15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                   Very truly yours,

                                   COMFORCE CORPORATION


                                   By_________________________
                                     Name:
                                     Title

The foregoing Agreement is
hereby confirmed and accepted
as of the date first
above written.

NATWEST CAPITAL MARKETS LIMITED


By:_________________________
   Name:
   Title:

                                                                      Schedule 1
                                                                          Page 1






Initial Purchaser                                                Number of Units
-----------------                                                ---------------

NatWest Capital Markets Limited..................................  20,000

                                                                      Schedule 2
                                  Subsidiaries